UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (date of earliest event reported):  July 06, 2009

OPTICON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-1380277	20-25831853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

449 Central Ave., Suite 101, St. Petersburg, FL	33701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (817) 305-7118

OPTICON SYSTEMS, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

ITEM 8.01   Other Events

On May 18, 2009, OptiCon announced that it has signed letter of intent to begin the due diligence process for possible acquisition of Propalms, Inc. (PRPM). A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On May 26, 2009, OptiCon announced that it has sold 10 licenses and gets commitment for 200 more. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On June 09, 2009, OptiCon announced that it is to spin-Off PowerCon Energy Systems into separate company. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On June 11, 2009, OptiCon announced that the Company begins building relationships and introducing its software to India. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On June 19, 2009, OptiCon announced that it responds to investors' concerns regarding stock price. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

On July 06, 2009, OptiCon announced that it has receives high eight figure offer for its world-class Hybrid Network Management System: OptiCon R4. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

     The information in this Form 8-K and in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

(d) Exhibits.

99.1	Press Releases of OptiCon dated May 18, 2009, May 26, 2009, June 09, 2009, June 11, 2009, June 19, 2009, and July 06, 2009.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptiCon Systems, Inc.
Date: July 06, 2009
By:
/s/ Sam Talari
Sam Talari, Chairman & Acting Chief Executive Officer